Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

REDBACK NETWORKS INC.

Offer for All Outstanding

5% Convertible Subordinated Notes due April 1, 2007

in Exchange for Shares of Common Stock

Pursuant to the Exchange Offer described in the

Prospectus/Disclosure Statement dated             , 2003

Registered holders of our outstanding Notes (as defined in the Letter of Transmittal) who wish to tender their Notes in exchange for common stock of Redback Networks Inc. and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Altman Group, Inc. (the “Exchange Agent”) prior to 12:00 midnight New York City time on the Tender Expiration Date (as defined in the Letter of Transmittal) or (iii) who cannot complete the procedures for book-entry transfer on a timely basis, must use this Notice of Guaranteed Delivery or one substantially equivalent hereto to accept the Exchange Offer. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent, and must be received by the Exchange Agent prior to 12:00 midnight New York City time on the Tender Expiration Date. See “The Exchange Offer—Procedures for Tendering Notes” and “—Guaranteed Delivery Procedures” in the Prospectus/Disclosure Statement dated             , 2003.

The Exchange Agent and Information Agent for the Exchange Offer is:

THE ALTMAN GROUP, INC.

By Registered or Certified Mail:	By Hand or Overnight Delivery:	By Facsimile Transmission:
P.O. Box 238	1275 Valley Brook Avenue	(201) 460-0050
Lyndhurst, NJ 07071	Lyndhurst, NJ 07071

To Confirm by Telephone or for Information Call:
(201) 460-1200 Attn: Reorganization Department

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission via a facsimile number other than as listed above, will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible guarantor institution (as defined in the Letter Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Notes indicated below pursuant to the guaranteed delivery procedures described in, and upon the terms and subject to the conditions contained in, the Prospectus/Disclosure Statement dated                          , 2003 (the “Prospectus”) of Redback Networks Inc. (the “Company”) and the related Letter of Transmittal, receipt of which is hereby acknowledged.

DESCRIPTION OF NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Notes (Please Print)	Certificate Number(s) of Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Notes Tendered

SIGN HERE:

(Authorized Signature(s))

Dated:                                      , 2003

Name(s) of Record or Acting Holder(s):

(Please Print)

Capacity (full title):

(If Applicable)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)

(Area Code) Telephone Number:

If Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

2

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Tender Expiration Date.

(Authorized Signature(s))

Dated:                                      , 2003

Name(s):

(Please Print)

Title:

Name of Firm:

Address:

(Including Zip Code)

(Area Code) Telephone Number:

NOTE:	DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3